UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

PAPAYA GROWTH OPPORTUNITY CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-41223	87-3071107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3500 South Dupont Highway, Suite HX-102, Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 214-3750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	PPYAU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	PPYA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock	PPYAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2025, Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), held a special meeting in lieu of annual meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved (i) an amendment (the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Combination Period”) from January 19, 2025 to December 19, 2025 (or such earlier date as determined by the Company’s Board of Directors); and (ii) an amendment to the Company’s investment management trust agreement, dated January 13, 2022, with Continental Stock Transfer & Trust Company, as trustee (the “IMTA”), to allow the trustee to liquidate the trust account (as amended, the “Trust Account”) established in connection with the Company’s initial public offering (“IPO”) at such time as may be determined by the Company as set forth in the Charter Amendment (the “IMTA Amendment”).

The Charter Amendment was filed with the Delaware Secretary of State on January 14, 2025, and in connection therewith, the Company entered into the IMTA Amendment to extend the term of the IMTA.

The foregoing descriptions of the Charter Amendment and the IMTA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2025, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s securities will be delisted from The Nasdaq Stock Market by reason of the failure of the Company to complete its initial business combination by January 13, 2025 (36 months from the effectiveness of its IPO registration statement) as required by IM-5101-2. Accordingly, trading in the Company’s Class A Common Stock, Units and Warrants will be suspended at the opening of business on January 23, 2025 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

After delisting from Nasdaq, the Company expects its Class A Common Stock, Units and Warrants to be quoted on the Pink Open Market operated on The OTC Market systems ("OTC Market") under the symbols "PPYA,” “PPYAU” and “PPYAW," respectively. There is no guarantee, however, that a broker will continue to make a market in the Company’s securities or that trading thereof will continue on the OTC Market or otherwise.

Notwithstanding the delisting of the Company’s securities from Nasdaq, it remains the intention of the Company to continue to pursue an initial business combination as well as the listing of its Common Stock and Warrants on The Nasdaq Stock Market in connection therewith. However, there can be no assurance that an initial business combination will ultimately be successful or that the Company’s securities will ultimately be listed on Nasdaq in connection therewith.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Special Meeting, the Company’s stockholders approved the Charter Amendment, the IMTA Amendment and a proposal to approve the adjournment of the Special Meeting from time to time if determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Charter Amendment

Votes for	Votes against	Abstentions
9,095,752	125,000	0

IMTA Amendment

Votes for	Votes against	Abstentions
9,095,752	125,000	0

Adjournment Proposal

Votes for	Votes against	Abstentions
9,095,752	125,000	0

Item 7.01	Regulation FD Disclosure.

In connection with the approval and implementation of the Charter Amendment, the holders of 620,479 shares of the Company’s Class A common stock issued in the IPO (“Public Shares”) exercised their right to redeem their shares for cash at a redemption price of approximately $11.33880803 per share, for an aggregate redemption amount of approximately $7.0 million. Following such redemptions, 90,050 Public Shares remain outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
10.1	Amendment to the Investment Management Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2025	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
	Name:	Clay Whitehead
	Title:	Chief Executive Officer